EXECUTION COPY


                         AMENDMENT NO. 2 TO THE KEEPWELL
                                    AGREEMENT


                                                   Dated as of November 28, 1997

                  AMENDMENT NO. 2 TO THE KEEPWELL AGREEMENT (this "AMENDMENT") is entered into by WHEELING-PITTSBURGH STEEL COMPANY, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS"), WHEELING-PITTSBURGH CORPORATION, a Delaware corporation
("HOLDINGS"), WHX CORPORATION, a Delaware corporation ("WHX"), and CITIBANK, N.A., as agent (the "AGENT").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, Agent and Issuing Bank have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

                  (2) The Borrower, Holdings and WHX have entered into a Keepwell Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "KEEPWELL AGREEMENT") in favor of the Lender Parties.

                  (3) The Borrower, Holdings, WHX and the Lenders have agreed to amend the Keepwell Agreement as hereinafter set forth.

                  SECTION 1. AMENDMENTS TO KEEPWELL AGREEMENT. Section 2 of the Keepwell Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended by (i) deleting the words "Fiscal Quarter" and substituting therefor the words "Fiscal Month" and (ii) by substituting for the dates "December 31, 1997" through "March 31, 1999" the amount set forth below opposite each such date:


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                  November 30, 1997                (105,000,000)
                  December 31, 1997                (105,000,000)

                  January 31, 1998                 (115,000,000)
                  February 28, 1998                (140,000,000)
                  March 31, 1998                   (140,000,000)
                  April 30, 1998                   (140,000,000)
                  May 31, 1998                     (140,000,000)
                  June 30, 1998                    (140,000,000)
                  July 31, 1998                    (135,000,000)
                  August 31, 1998                  (135,000,000)
                  September 30, 1998               (125,000,000)
                  October 31, 1998                 (125,000,000)
                  November 30, 1998                (115,000,000)
                  December 31, 1998                (110,000,000)

                  January 31, 1999                 (115,000,000)
                  February 28, 1999                (115,000,000)
                  March 31, 1999                   (120,000,000)

                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:

                  (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, each other Loan Party and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment.

                  (b) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations  and warranties  contained in
                  the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) No event has  occurred  and is  continuing  that
                  constitutes a Default or an Event of Default.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 10.1 of the Credit Agreement.

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                  SECTION 3. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.  (a)
On and after the effectiveness of this Amendment, each reference in the Keepwell Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Keepwell Agreement, and each reference in each of the Loan Documents to "the Keepwell Agreement", "thereunder", "thereof" or words of like import referring to the Keepwell Agreement, shall mean and be a reference to the Keepwell Agreement, as amended by this Amendment.

                  (b) The Keepwell Agreement and each of the Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Bank under the Keepwell Agreement or any Loan Document, nor constitute a waiver of any provision of the Keepwell Agreement or any Loan Document.

                  SECTION 4. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.

                  SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER

                                         WHEELING-PITTSBURGH STEEL
                                         CORPORATION


                                         By:_______________________________
                                         Name:
                                         Title:


                                         WHX CORPORATION


                                         By _______________________________
                                         Name:
                                         Title:


                                    AGENT

                                         CITIBANK, N.A., as Agent


                                         By:_______________________________
                                         Name:
                                         Title:



                                    LENDERS

                                         CITICORP USA, INC.


                                         By:_______________________________
                                         Name:
                                         Title:

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                                         CORESTATES BANK, N.A.


                                         By:_______________________________
                                         Name:
                                         Title:



                                         BANKAMERICA BUSINESS CREDIT, INC.


                                         By:_______________________________
                                         Name:
                                         Title:



                                         STAR BANK, N.A.


                                         By:_______________________________
                                         Name:
                                         Title:



                                         NATIONSBANK, N.A.


                                         By:_______________________________
                                         Name:
                                         Title:



                                        NATIONAL CITY COMMERCIAL
                                         FINANCE, INC.


                                        By:_______________________________
                                        Name:
                                        Title:


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                                        CONSENTED TO AND ACKNOWLEDGED:


                                        WHEELING-PITTSBURGH CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:



                                        WHEELING CONSTRUCTION PRODUCTS,
                                        INC.


                                        By:_______________________________
                                           Name:
                                           Title:



                                        PITTSBURGH-CANFIELD CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:



                                        UNIMAST INCORPORATED


                                        By:_______________________________
                                           Name:
                                           Title: